                        NOTICE OF GUARANTEED DELIVERY

                                     FOR

                       TENDER OF SHARES OF COMMON STOCK
                                      OF

                              STANT CORPORATION
                  (NOT TO BE USED FOR SIGNATURE GUARANTEES)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Stock Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of Stant Corporation, a Delaware corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or
(iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                CITIBANK, N.A.

            By Hand:                            By Mail:                           By Overnight Carrier:

         Citibank, N.A.                      Citibank, N.A.                           Citibank, N.A.
     Corporate Trust Window        c/o Citicorp Data Distribution,Inc.      c/o Citicorp Data Distibution, Inc.
  111 Wall Street, 5th Floor                  P.O. Box 7072                           404 Sette Drive
   New York, New York 10043             Paramus, New Jersey 07653                Paramus, New Jersey 07652

                                  Facsimile for Eligible Institutions:
                                             (201) 262-3240

                                          To confirm fax only:
                                             (800) 422-2077

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  LADIES AND GENTLEMEN:

    The undersigned hereby tenders to E&W Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Tomkins PLC, a corporation organized under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 11, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________________


Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________
                                 (PLEASE PRINT)

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                   (ZIP CODE)

Area Code and Tel. No: _________________________________________________________


Certificate Nos. (if available): _______________________________________________

________________________________________________________________________________


Check ONE box if Shares will be tendered by book-entry transfer:

 [ ] The Depository Trust Company

 [ ] Philadelphia Depository Trust Company

Signature(s): __________________________________________________________________

________________________________________________________________________________

Account Number: ________________________________________________________________


Dated:________________ , 199__

                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq National Market System trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

  Name of Firm:______________________________________________________________

  ___________________________________________________________________________
                             (AUTHORIZED SIGNATURE)

  Address: __________________________________________________________________

  ___________________________________________________________________________
                                   (ZIP CODE)

  Area Code and
  Tel. No.: _________________________________________________________________

  Name: _____________________________________________________________________

  Title: ____________________________________________________________________

  Date:________________ , 199__

         NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. STOCK
               CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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